UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2022

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
x	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on May 11, 2022, Skye Bioscience, Inc., a Nevada corporation (“Skye”), and Emerald Health Therapeutics, Inc. a corporation existing under the laws of the Province of British Columbia, Canada (“EHT”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which Skye will acquire all of the issued and outstanding common shares of EHT (the “EHT Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”).

On June 14, 2022, Skye and EHT entered into an amendment to the Arrangement Agreement (the “Amendment”) to reflect certain changes to the post-closing board of directors of Skye and to waive the closing condition in the Arrangement Agreement requiring Skye to obtain a waiver from Emerald Health Biotechnology Espana S.L. ("EHB SL") for payment of any change of control payments under the Exclusive Sponsored Research Agreement, dated October 11, 2021 between EHB SL and Skye that may arise as a result of the transactions contemplated by the Arrangement Agreement.

Other than as expressly modified pursuant to the Amendment, the Arrangement Agreement remains in full force and effect as originally executed as of May 11, 2022. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 4.01 Changes in Registrant's Certifying Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of Skye recently completed a process to determine which audit firm should serve as Skye’s independent registered public accounting firm for the year ended December 31, 2022. As a result of this process and following careful deliberation, on June 14, 2022, the Audit Committee approved both the engagement of Friedman LLP (“Friedman”) as Skye’s independent registered public accounting firm and the dismissal of Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as Skye’s independent registered public accounting firm commencing for its quarter ended June 30, 2022 and for the Company's fiscal year ending December 31, 2022.

The audit report of Mayer Hoffman on the consolidated balance sheets of Skye as of December 31, 2021 and December 31, 2020, and the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2021 contained an explanatory paragraph regarding the Company's ability to continue as a going concern and did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent interim period through June 14, 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between Skye and Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Mayer Hoffman’s satisfaction, would have caused Mayer Hoffman to make reference thereto in Mayer Hoffman’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Skye provided Mayer Hoffman with a copy of the foregoing disclosures and requested that Mayer Hoffman furnish a letter addressed to the SEC stating whether or not it agrees with the foregoing disclosures. A copy of Mayer Hoffman’s letter, dated June 17, 2022, is filed as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent interim period through June 14, 2022, the date of this Current Report, neither Skye nor anyone on its behalf has consulted with Friedman regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Skye’s financial statements, and neither a written report nor oral advice was provided to Skye that Friedman concluded was an important factor considered by Skye in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02.

Additional Information and Where to Find It

In connection with the proposed Arrangement, Skye will file a proxy statement on Schedule 14A containing important information about the proposed transaction and related matters. Additionally, EHT and Skye will file other relevant materials in connection with the proposed transaction with the applicable securities regulatory authorities. Investors and security holders of EHT and Skye are urged to carefully read the entire management information circular and proxy statement (including any amendments or supplements to such documents), respectively, when such documents become available before making any voting decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties to the transaction. The EHT management information circular and the Skye proxy statement will be mailed to the EHT and Skye shareholders, respectively, as well as be accessible on the SEDAR and EDGAR profiles of the respective companies.

Investors and security holders of Skye will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about Skye and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (www.sec.gov) or from Skye by contacting Skye’s Investor Relations at (858) 410-0266, by email at ir@skyebioscience.com, or by going to Skye’s Investor Relations page on its website at https://ir.skyebioscience.com and clicking on the link titled “SEC Filings.”

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation
Skye and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of Skye proxies in respect of the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Skye stockholders in connection with the proposed transaction will be set forth in the Skye proxy statement for the proposed transaction when available. Other information regarding the participants in the Skye proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in such proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or Skye as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Plan of Arrangement
16.1	Letter of Mayer Hoffman McCann P.C. to the Securities and Exchange Commission, dated June 17, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: June 17, 2022	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer